                                  EXHIBIT 21.1
                 SUBSIDIARIES OF AJK PERFECT RENAISSANCE, INC.




99.995% of S.C. Perfect Renaissance, S.R.L., a Roumanian limited liability company

90% of S.C. Renaissance, S.R.L., a Roumanian limited liability company

90.9% of S.C. Renaissance Alpha 2000, S.R.L., a Roumanian limited liability company

                                            Arthur Andersen S.R.L.
                                            International Business Center Modern
                                            Bucurest 70334, CP 377-36
                                            Romania

                                            Tel 40 1 205 3000
                                            Fax 40 1 250 9705




                    Consent of Independent public accountants


As independent public accountants, we hereby consent to use of our report dated April 14, 2000 (and to all references to our Firm) included in or made a part of this registration statement.

/s/ Arthur Andersen SRL

Burcharest

June 14, 2000